UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2012 (May 15, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Following the receipt of the consent of the holders of a majority of the outstanding principal amount of the 6 ¾% Senior Notes due 2013 (the “Notes”) of Arch Western Finance, LLC (“AWF”) in a previously announced tender offer and consent solicitation, on May 15, 2012, AWF and certain other indirect subsidiaries of Arch Coal, Inc. (the “Company”) entered into a Second Supplemental Indenture, dated as of May 15, 2012 (the “Second Supplemental Indenture”).  The Second Supplemental Indenture amends the Indenture, dated as of June 25, 2003 (as previously supplemented, the “Indenture”), which governs the Notes, to, among other things, eliminate most of the covenants and certain default provisions applicable to the Notes, as well as reduce the minimum notice period in the optional redemption provision of the Notes from 30 days to three days.  The Second Supplemental Indenture also amends the Notes to delete all provisions inconsistent with the Indenture as further amended by the Second Supplemental Indenture.  Except as amended by the Second Supplemental Indenture, all terms and conditions set forth in the Indenture and the Notes remain in full force and effect.

The Second Supplemental Indenture is currently effective, but it will become operative only upon AWF’s purchase, pursuant to its previously announced tender offer, of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by AWF or any of its affiliates).  Accordingly, the amendments to the Indenture and the Notes effected by the Second Supplemental Indenture will be deemed to be revoked retroactive to the date of the Second Supplemental Indenture, and the Indenture and the Notes will remain in full force and effect in their prior respective forms, if such purchase does not occur.

The foregoing is a summary of the material terms and conditions of the Second Supplemental Indenture and not a complete discussion of the document.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 to Current Report on Form 8-K.

The terms and conditions of AWF’s previously announced tender offer and consent solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated May 1, 2012 (the “Statement”), and a related Consent and Letter of Transmittal, which have been sent to holders of Notes.  Arch Western Finance’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Statement and the related Consent and Letter of Transmittal.  This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities.  AWF’s previously announced tender offer and consent solicitation are made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal, and the information in this Current Report on Form 8-K is qualified by reference thereto.  Neither the Company nor Arch Western Finance makes any recommendation in connection with AWF’s previously announced tender offer and consent solicitation.

Item 7.01                                           Regulation FD.

On May 15, 2012, the Company announced that AWF successfully completed its consent solicitation with respect to the Notes.  The press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

The information contained in Item 7.01 and the exhibits attached pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
4.1

Second Supplemental Indenture, dated as of May 15, 2012, among Arch Western Finance, LLC, Arch Western Bituminous Group, LLC, Arch Western Resources, LLC, Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C., Triton Coal Company, LLC and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York), as trustee.

99.1	Press release dated May 15, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1

Second Supplemental Indenture, dated as of May 15, 2012, among Arch Western Finance, LLC, Arch Western Bituminous Group, LLC, Arch Western Resources, LLC, Arch of Wyoming, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C., Triton Coal Company, LLC and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York), as trustee.

99.1	Press release dated May 15, 2012.